Crowe Horwath.

Crowe Horwath LLP
Member Horwath International

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-121293 on Form S-8 of EuroBancshares, Inc. of our report dated March 24, 2009 appearing in this Annual Report on Form 10-K of EuroBancshares, Inc. for the year ended December 31, 2008.

Crowe Horwath LLP
Crowe Horwath LLP

Fort Lauderdale, Florida
March 24, 2009